Exhibit 99.4

Privileged and Confidential
Privileged Settlement Communication
Subject to FRE 408 and TRE 408 and Related Provisions

Term Sheet , provided by the Company to the Lenders on February 8, 2018

STRUCTURE / IMPLEMENTATION	▪ Pre-packaged / Pre-arranged bankruptcy
ABL	▪ Remains outstanding and / or refinanced at closing
TERM LOANS AND PGNS	**Debt Consideration** ▪ $5.550bn new debt at recapitalized iHeart ▪ 5-7 year maturity ▪ Collateral in substantially all assets of recapitalized iHeart
	Equity Consideration ▪ 89.5% equity in recapitalized iHeart ▪ 100.0% of iHeart's ownership in Outdoor[1]
2021 NOTES AND LEGACY NOTES	▪ $200mm new debt at recapitalized iHeart, pari passu with new debt issued to the term loan and PGN lenders ▪ 5.25% equity in recapitalized iHeart ▪ 3.3% warrants struck at $6.5bn equity value
EXISTING IHM EQUITY	▪ 5.25% equity in recapitalized iHeart ▪ 1.7% warrants struck at $6.5bn equity value
MANAGEMENT	▪ MIP to be negotiated
OTHER	▪ Full and mutual releases ▪ Treatment of Intercompany Note to be discussed

Notes: Tax analysis of proposed structure still under review by Kirkland & Ellis and the Company

1. Reflects iHeartMedia's ownership in Outdoor (e.g., 100% = 89.5% direct ownership). Assumes public stub remains outstanding